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                                                                   EXHIBIT D
                                                                      to
                                                                 Reorganization
                                                                   Agreement
                             AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of _________, 1997, by and between Concentra Managed Care, Inc., a Delaware corporation ("Holding Company"), and OccuSystems, Inc., a Delaware corporation ("OccuSystems"). Holding Company and OccuSystems are sometimes referred to herein as the "Constituent Corporations."

                                       RECITALS

    A. This Agreement is being entered into pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among OccuSystems, Holding Company and CRA Managed Care, Inc. ("CRA"), a Massachusetts corporation. The Reorganization Agreement provides for, among other things, (i) the merger of OccuSystems with and into Holding Company and (ii) the merger of a wholly-owned subsidiary of Holding Company with and into CRA. All defined terms that are not otherwise defined herein shall have the meaning ascribed to such terms in the Reorganization Agreement.

    B. The number of outstanding shares of common stock, par value $.01 per share, of Holding Company (the "Holding Company Common Stock") is 100, all of which shares are of one class and all of which shares are entitled to vote. The number of outstanding shares of the common stock, par value $.01 per share, of OccuSystems (the "OccuSystems Common Stock") is _______, all of which shares are of one class and all of which shares are entitled to vote.

    C. The respective Boards of Directors of Holding Company and OccuSystems have approved this Agreement and have directed that this Agreement be submitted to a vote of the stockholders of Holding Company and the stockholders of OccuSystems.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Holding Company and OccuSystems hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      ARTICLE I
                                      THE MERGER

    Section 1.1 MERGER. In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time of the OccuSystems Merger (as hereinafter defined), OccuSystems shall be merged with and into Holding Company (the "OccuSystems Merger") and the separate corporate existence of OccuSystems shall cease. Holding Company shall be the surviving corporation in the OccuSystems Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

    Section 1.2 FILING AND EFFECTIVENESS. The OccuSystems Merger shall become effective when the following actions have been completed:(a) the Reorganization Agreement and the OccuSystems Merger shall have been adopted and approved by the stockholders of OccuSystems

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and the stockholders of Holding Company in accordance with the requirements of the DGCL; and (b) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware. The date and time when the OccuSystems Merger shall become effective, as hereinabove provided, is herein called the "Effective Time of the OccuSystems Merger."

    Section 1.3 EFFECT OF THE MERGER. At the Effective Time of the OccuSystems Merger, (a) the separate existence of OccuSystems shall cease and Holding Company, as the Surviving Corporation, shall possess all the rights, privileges, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties of the Constituent Corporation and (b) the Surviving Corporation shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations and shall be liable for all the obligations and liabilities of each of the Constituent Corporations, all as more fully provided under the applicable provisions of the DGCL.

                                      ARTICLE II
                      CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Holding Company as in effect immediately prior to the Effective Time of the OccuSystems Merger shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time of the OccuSystems Merger.

    Section 2.2 BYLAWS. The Bylaws of Holding Company as in effect immediately prior to the Effective Time of the OccuSystems Merger shall be the Bylaws of the Surviving Corporation immediately after the Effective Time of the OccuSystems Merger.

    Section 2.3 DIRECTORS AND OFFICERS. The directors and officers of Holding Company immediately prior to the Effective Time of the OccuSystems Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified in accordance with applicable law.

                                     ARTICLE III
                                 CONVERSION OF STOCK

    Section 3.1 OCCUSYSTEMS COMMON STOCK. At the Effective Time of the OccuSystems Merger, each share of OccuSystems Common Stock issued and outstanding immediately prior thereto shall, by virtue of the OccuSystems Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into the right to receive one (the "OccuSystems Ratio") share of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing OccuSystems Common Stock pursuant to Section 3.4. Each certificate which immediately prior to the Effective Time of the OccuSystems Merger represented outstanding shares of OccuSystems Common Stock shall, on and after the Effective Time of the OccuSystems Merger, be deemed for all purposes to represent the right to receive the number of

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shares of Holding Company Common Stock into which the shares of OccuSystems
Common Stock represented by such certificate shall have been converted pursuant to this Section 3.1.

    Section 3.2 HOLDING COMPANY COMMON STOCK. At the Effective Time of the OccuSystems Merger, each share of Holding Company Common Stock issued and outstanding immediately prior thereto shall, by virtue of the OccuSystems Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be canceled without payment of any consideration therefor and cease to exist and be outstanding.

    Section 3.3 FRACTIONAL SHARES, ETC. No certificate or scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of Certficates. In lieu of any fractional shares, each holder of shares of Converted Stock who would otherwise have been entitled to a fraction of a share of Holding Company Common Stock upon surrender of Certificates for exchange will be paid an amount of cash (without interest) in accordance with the terms and conditions of Section 4.5 of the Reorganization Agreement.

    Section 3.4 EXCHANGE FUND EXCHANGE PROCEDURES, ETC. The surrender and exchange of Certificates for shares of Holding Company Common Stock shall be made in accordance with the terms and conditions of Section 4.6 of the Reorganization Agreement.

                                      ARTICLE IV
                                       GENERAL

    Section 4.1 FURTHER ASSURANCE. From time to time, as and when required by the Surviving Corporation, or by its successors or assigns, there shall be executed and delivered on behalf of OccuSystems such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of OccuSystems and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of OccuSystems or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    Section 4.2 TERMINATION. At any time before the Effective Time of the OccuSystems Merger, this Agreement may be terminated and the OccuSystems Merger may be abandoned for any reason whatsoever by the Board of Directors of either OccuSystems or Holding Company, or of both, notwithstanding the approval of this Agreement by the stockholders of OccuSystems or the stockholders of Holding Company. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either of the parties hereto except as otherwise provided in the Reorganization Agreement.

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    Section 4.3    COUNTERPARTS.  In order to facilitate the filing and
recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    Section 4.4 AMENDMENT. This Agreement shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

    Section 4.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

    IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of the Constituent Corporations.


                             CONCENTRA MANAGED CARE, INC.
                             a Delaware corporation


                             By:
                                   -----------------------------------------
                             Name:
                                   -----------------------------------------
                             Title:
                                   -----------------------------------------


                             OCCUSYSTEMS, INC.
                             a Delaware corporation


                             By:
                                   -----------------------------------------
                             Name:
                                   -----------------------------------------
                             Title:
                                   -----------------------------------------







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